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                                                                       EXHIBIT 8

[LETTERHEAD OF MANNATT, PHELPS & PHILLIPS, LLP]


May 13, 1997


National Mercantile Bancorp
1840 Century Park East
Los Angeles, California 90067



Ladies and Gentlemen:

          We have acted as counsel to National Mercantile Bancorp in connection with the proposed offering to holders of record of its common stock, no par value, of nontransferable subscription rights (the "Rights") to subscribe for and purchase shares of Preferred Shares (the "Rights Offering"). The Rights Offering also includes the entry into certain Private Purchase Agreements with certain Private Purchasers and certain Standby Purchase Agreements with certain Standby Purchasers by National Mercantile Bancorp.

          In our capacity as counsel, we hereby confirm to you our opinion that the summaries set forth under the captions "Certain Federal Income Tax Consequences", "Possible Loss of Tax Benefits" and "Tax Limitation" in the Prospectus included in the Registration Statement filed by National Mercantile Bancorp with the Securities and Exchange Commission on February 10, 1997, in connection with the Rights Offering accurately describe the material federal income tax consequences applicable to holders of the Rights with regard to issuance, exercise and expiration of the Rights, the material federal income tax consequences applicable to Standby Purchasers with regard to the entry into, exercise and expiration of the Standby Purchase Agreements and the material federal income tax considerations relevant to an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986. We express no opinion whether such an "ownership change" will or will not occur in connection with the Rights Offering or otherwise. See the opinion letter of Deloitte & Touche, LLP, concerning this subject.



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[LOGO FOR MANATT, PHELPS & PHILLIPS, LLP]

  National Mercantile Bancorp
  MAY 13, 1997
  Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                             By  /s/ Manatt, Phelps & Phillips, LLP
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